Exhibit 99.1
FOR IMMEDIATE RELEASE
ADAPTHEALTH CORP. ANNOUNCES THIRD QUARTER 2023 RESULTS
PLYMOUTH MEETING, Pa. – November 7, 2023 - AdaptHealth Corp. (NASDAQ: AHCO) (“AdaptHealth” or the “Company”), a national leader in providing patient-centered, healthcare-at-home solutions including home medical equipment, medical supplies, and related services, announced today financial results for the third quarter ended September 30, 2023.
Third Quarter Results and Highlights

All comparisons are to the quarter ended September 30, 2022 unless otherwise stated.
•Net revenue was $804.0 million compared to $756.5 million, an increase of 6.3%.
•Net loss attributable to AdaptHealth Corp. was $454.1 million compared to net income of $16.1 million, largely resulting from a $511.9 million pre-tax write down of goodwill.
•Adjusted EBITDA was $161.2 million, compared to $160.2 million, an increase of 0.6%.
•Cash flow from operations was $325.4 million year-to-date 2023, an increase from $276.9 million during the comparable period in 2022.
•Free cash flow was $76.6 million year-to-date 2023, increase from $28.4 million during the comparable period in 2022.
•Subsequent to September 30, 2023 and through the end of market close on November 6, 2023, the Company repurchased $19.4 million of its common stock in the open market, pursuant to the Company’s previously-announced share repurchase authorization.
Management Commentary

“We are pleased with the results of the third quarter,” said Richard Barasch, Chairman and Interim CEO of AdaptHealth. “Powered by our sleep products, we generated 6.3% growth over last year, leading to record revenues for the quarter. Equally important, we generated cash flow from operations of $98.8 million and free cash flow of $21.7 million. Adjusted EBITDA fell short of our expectations largely as a result of unplanned delays in the implementation of the Humana contract. Nevertheless, we believe that the contract will prove to be profitable for AdaptHealth.” Mr. Barasch continued, “We believe we are well-positioned to continue our historical trend of year over year growth in revenue and profitability.”

Financial Outlook

The Company is updating previous financial guidance for fiscal year 2023 as follows:

•Net revenue of $3.160 to $3.185 billion, from $3.16 to $3.20 billion
•Adjusted EBITDA of $630 to $650 million, from $650 to $680 million
•Total capital expenditures representing 10-12% of net revenue, unchanged
•Free cash flow representing 3-4% of net revenue, unchanged
Conference Call Details
Management will host a teleconference today, Tuesday, November 7, 2023, at 8:30 am ET to discuss the results and business activities with analysts and investors.

Interested parties may participate in the call by dialing:

•(800) 245-3047 (Domestic) or
•(203) 518-9765 (International)

When prompted, reference Conference ID: AHCO3Q23
To access the Webcast please go to the Company’s Investor Relations page at https://adapthealth.com/investorrelations/
Following the live call, a replay will be available for six months on the Company's website, www.adapthealth.com, under "Investor Relations."
About AdaptHealth Corp.

AdaptHealth is a national leader in providing patient-centered, healthcare-at-home solutions including home medical equipment (HME), medical supplies, and related services. The Company provides a full suite of medical products and solutions designed to help patients manage chronic conditions in the home, adapt to challenges in their activities of daily living, and thrive. Product and service offerings include (i) sleep therapy equipment, supplies, and related services (including CPAP and bi PAP services) to individuals suffering from obstructive sleep apnea, (ii) medical devices and supplies to patients for the treatment of diabetes (including continuous glucose monitors and insulin pumps), (iii) HME to patients discharged from acute care and other facilities, (iv) oxygen and related chronic therapy services in the home, and (v) other HME devices and supplies on behalf of chronically ill patients with wound care, urological, incontinence, ostomy and nutritional supply needs. The Company is proud to partner with an extensive and highly diversified network of referral sources, including acute care hospitals, sleep labs, pulmonologists, skilled nursing facilities, and clinics. AdaptHealth services beneficiaries of Medicare, Medicaid, and commercial insurance payors, reaching approximately 4.0 million patients annually in all 50 states through its network of approximately 690 locations in 47 states.
Forward-Looking Statements
This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations and the Company’s acquisition pipeline. These statements are based on various assumptions and on the current expectations of AdaptHealth management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.
These forward-looking statements are subject to a number of risks and uncertainties, including the outcome of judicial and administrative proceedings to which the Company may become a party or governmental investigations to which the Company may become subject that could interrupt or limit the Company’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in the Company’s customers’ preferences, prospects and the competitive conditions prevailing in the healthcare sector. A further description of such risks and uncertainties can be found in the Company’s filings with the Securities and Exchange Commission. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently knows or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Use of Non-GAAP Financial Information and Financial Guidance
This release contains non-GAAP financial guidance, which is adjusted to exclude certain costs, expenses, gains and losses and other specified items that are evaluated on an individual basis. These non-GAAP items are adjusted after considering their quantitative and qualitative aspects and typically have one or more of the following characteristics, such as being highly variable, difficult to project, unusual in nature, significant to the results of a particular period or not indicative of future operating results. Similar charges or gains were recognized in prior periods and will likely reoccur in future periods.
The Company uses EBITDA, Adjusted EBITDA and Free Cash Flow, which are financial measures that are not in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, to analyze its financial results and believes that they are useful to investors, as a supplement to U.S. GAAP measures.
The Company believes Adjusted EBITDA is useful to investors in evaluating the Company’s financial performance. The Company uses this metric as the profitability measure in its incentive compensation plans that have a profitability component and to evaluate acquisition opportunities, where it is most often used for purposes of contingent consideration arrangements.

EBITDA and Adjusted EBITDA should not be considered as measures of financial performance under U.S. GAAP, and the items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing financial performance. Accordingly, these key business metrics have limitations as an analytical tool. They should not be considered as an alternative to net income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity.
The Company uses free cash flow in its operational and financial decision-making and believes free cash flow is useful to investors because similar measures are frequently used by securities analysts, investors, ratings agencies and other interested parties to evaluate the Company's competitors and to measure the ability of companies to service their debt. The Company's presentation of free cash flow should not be construed as a measure of liquidity or discretionary cash available to the Company to fund its cash needs, including investing in the growth of its business and meeting its obligations.
There is no reliable or reasonably estimable comparable GAAP measure for the Company’s non-GAAP financial guidance because the Company is not able to reliably predict the impact of certain items, including equity-based compensation expense, transaction costs, changes in fair value of the warrant liability, and other non-recurring items of expense or income in full year 2023. As a result, reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is not available without unreasonable effort. In addition, the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. The variability of the specified items may have a significant and unpredictable impact on the Company’s future GAAP results.
In addition, the Company’s non-GAAP financial guidance in this release excludes the impact of any potential additional future strategic acquisitions and any specified items that have not yet been identified and quantified. The financial guidance is subject to risks and uncertainties applicable to all forward-looking statements as described elsewhere in this press release.

ADAPTHEALTH CORP.
Condensed Consolidated Balance Sheets (Unaudited)

(in thousands)	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash	$56,143	$46,272
Accounts receivable	370,740	359,146
Inventory	116,332	127,754
Prepaid and other current assets	41,852	52,136
Total current assets	585,067	585,308
Equipment and other fixed assets, net	490,053	487,079
Operating lease right-of-use assets	110,007	129,506
Finance lease right-of-use assets	21,528	5,423
Goodwill	3,041,446	3,545,297
Identifiable intangible assets, net	135,728	162,773
Other assets	22,504	22,415
Deferred tax assets	318,915	281,786
Total Assets	$4,725,248	$5,219,587
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$314,452	$337,498
Current portion of long-term debt	40,000	35,000
Current portion of operating lease obligations	28,736	30,001
Current portion of finance lease obligations	5,947	2,211
Contract liabilities	47,981	31,641
Other liabilities	11,069	19,863
Total current liabilities	448,185	456,214
Long-term debt, less current portion	2,126,803	2,153,267
Operating lease obligations, less current portion	85,700	104,394
Finance lease obligations, less current portion	15,581	3,950
Other long-term liabilities	302,590	305,501
Warrant liability	6,617	38,503
Total Liabilities	2,985,476	3,061,829
Total Stockholders' Equity	1,739,772	2,157,758
Total Liabilities and Stockholders' Equity	$4,725,248	$5,219,587

ADAPTHEALTH CORP.
  Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share data)	2023	2022	2023	2022
Net revenue	$804,031	$756,495	$2,341,943	$2,190,312
Costs and expenses:
Cost of net revenue	693,488	646,714	2,022,281	1,853,847
General and administrative expenses	45,198	40,681	142,797	124,673
Depreciation and amortization, excluding patient equipment depreciation	14,515	16,151	45,596	48,113
Goodwill impairment	511,866	—	511,866	—
Total costs and expenses	1,265,067	703,546	2,722,540	2,026,633
Operating (loss) income	(461,036)	52,949	(380,597)	163,679
Interest expense, net	32,306	28,521	96,813	78,905
Change in fair value of warrant liability	(9,160)	1,364	(31,886)	(17,145)
Other loss, net	3,317	257	6,574	7,179
(Loss) income before income taxes	(487,499)	22,807	(452,098)	94,740
Income tax (benefit) expense	(34,578)	5,580	(30,893)	20,036
Net (loss) income	(452,921)	17,227	(421,205)	74,704
Income attributable to noncontrolling interest	1,155	1,105	3,187	2,800
Net (loss) income attributable to AdaptHealth Corp.	$(454,076)	$16,122	$(424,392)	$71,904

Weighted average common shares outstanding - basic	134,825	134,227	134,549	134,186
Weighted average common shares outstanding - diluted	134,982	137,583	135,202	138,599

Basic net (loss) income per share	$(3.37)	$0.11	$(3.15)	$0.49
Diluted net (loss) income per share	$(3.43)	$0.11	$(3.37)	$0.35

ADAPTHEALTH CORP.
Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
(in thousands)	2023	2022
Cash flows from operating activities:
Net (loss) income	$(421,205)	$74,704
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including patient equipment depreciation	290,419	248,835
Goodwill impairment	511,866	—
Equity-based compensation	17,284	16,784
Change in fair value of warrant liability	(31,886)	(17,145)
Reduction in the carrying amount of operating lease right-of-use assets	26,309	16,924
Reduction in the carrying amount of finance lease right-of-use assets	3,821	—
Deferred income tax (benefit) expense	(37,033)	18,058
Change in fair value of interest rate swaps, net of reclassification adjustment	(1,394)	(2,202)
Amortization of deferred financing costs	3,926	3,926
Other	350	(2,023)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(10,043)	2,357
Inventory	12,769	(3,992)
Prepaid and other assets	10,956	4,211
Operating lease obligations	(26,959)	(16,794)
Operating liabilities	(23,780)	(66,696)
Net cash provided by operating activities	325,400	276,947
Cash flows from investing activities:
Purchases of equipment and other fixed assets	(248,816)	(248,511)
Payments for business acquisitions, net of cash acquired	(17,917)	(16,134)
Payments for cost method investments	(128)	(731)
Net cash used in investing activities	(266,861)	(265,376)
Cash flows from financing activities:
Proceeds from borrowings on long-term debt	50,000	—
Repayments on long-term debt	(75,000)	(15,000)
Repayments of finance lease liabilities	(4,558)	(14,219)
Payments for shares purchased under share repurchase program	(9,224)	(13,992)
Proceeds from the exercise of stock options	538	1,388
Proceeds received in connection with employee stock purchase plan	2,031	1,616
Payments relating to the Tax Receivable Agreement	(3,202)	—
Distributions to noncontrolling interest	(2,500)	(2,000)
Payments for tax withholdings from restricted stock vesting and stock option exercises	(5,253)	(2,690)
Payments of contingent consideration and deferred purchase price from acquisitions	(1,500)	(5,563)
Net cash used in financing activities	(48,668)	(50,460)
Net increase (decrease) in cash	9,871	(38,889)
Cash at beginning of period	46,272	149,627
Cash at end of period	$56,143	$110,738

ADAPTHEALTH CORP.
Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

This press release presents AdaptHealth’s EBITDA and Adjusted EBITDA for the three and nine months ended September 30, 2023 and 2022.

AdaptHealth defines EBITDA as net income (loss) attributable to AdaptHealth Corp., plus net income (loss) attributable to noncontrolling interests, interest expense, net, income tax expense (benefit), and depreciation and amortization, including patient depreciation.

AdaptHealth defines Adjusted EBITDA as EBITDA (as defined above), plus equity-based compensation expense, transaction costs, change in fair value of the warrant liability, goodwill impairment and certain other non-recurring items of expense or income.

The following unaudited table presents the reconciliation of net income attributable to AdaptHealth Corp. to EBITDA and Adjusted EBITDA for the three and nine months ended September 30, 2023 and 2022:

	Three Months Ended		Nine Months Ended
(in thousands)	September 30,		September 30,
	2023	2022	2023	2022
Net (loss) income attributable to AdaptHealth Corp.	$(454,076)	$16,122	$(424,392)	$71,904
Income attributable to noncontrolling interest	1,155	1,105	3,187	2,800
Interest expense, net	32,306	28,521	96,813	78,905
Income tax (benefit) expense	(34,578)	5,580	(30,893)	20,036
Depreciation and amortization, including patient equipment depreciation	97,310	92,331	290,419	248,835
EBITDA	(357,883)	143,659	(64,866)	422,480
Equity-based compensation expense (a)	4,521	5,562	17,284	16,784
Transaction costs (b)	337	519	621	5,832
Change in fair value of warrant liability (c)	(9,160)	1,364	(31,886)	(17,145)
Goodwill impairment (d)	511,866	—	511,866	—
Other non-recurring expenses, net (e)	11,486	9,059	33,157	19,863
Adjusted EBITDA	$161,167	$160,163	$466,176	$447,814
Net (loss) income attributable to AdaptHealth Corp. as a percentage of net revenue	(56.5)%	2.1%	(18.1)%	3.3%
Adjusted EBITDA as a percentage of net revenue	20.0%	21.2%	19.9%	20.4%

(a)	Represents equity-based compensation expense for awards granted to employees and non-employee directors.
(b)	Represents transaction costs and expenses related to integration efforts related to acquisitions.
(c)	Represents a non-cash charge or gain for the change in the estimated fair value of the warrant liability.
(d)	Represents a non-cash goodwill impairment charge as a result of the fair value of the Company’s reporting unit being less than its carrying value.
(e)
The 2023 year-to-date period consists of $12.5 million of expenses associated with litigation, $6.3 million of severance charges (of which $2.9 million relates to the separation of the Company's former CEO), $4.1 million of lease termination costs associated with a cost management program, $3.9 million of consulting expenses associated with systems implementation activities, $0.9 million of net impairments of operating lease right-of-use assets, and $5.5 million of other non-recurring expenses. The 2022 year-to-date period consists of a $9.0 million of consulting expenses associated with systems implementation activities and post-implementation support services, a $4.5 million expense related to changes in AdaptHealth's estimated liability related to its Tax Receivable Agreement, $3.8 million of expenses associated with litigation, claims and settlements, $0.7 million of lease termination costs, a $0.8 million loss related to the write-off of an investment, and $1.1 million of net other non-recurring expenses.

ADAPTHEALTH CORP.
Free Cash Flow

This press release presents AdaptHealth’s Free Cash Flow for the three and nine months ended September 30, 2023 and 2022.

AdaptHealth defines Free Cash Flow as net cash provided by operating activities less cash paid for purchases of equipment and other fixed assets.

The following unaudited table reconciles net cash provided by operating activities to the free cash flow measure for the three and nine months ended September 30, 2023 and 2022:

	Three Months Ended		Nine Months Ended
(in thousands)	September 30,		September 30,
	2023	2022	2023	2022
Net cash provided by operating activities	$98,833	$107,023	$325,400	$276,947
Purchases of equipment and other fixed assets	(77,086)	(94,171)	(248,816)	(248,511)
Free cash flow	$21,747	$12,852	$76,584	$28,436

Contacts
AdaptHealth Corp.
Jason Clemens, CFA
Chief Financial Officer
IR@adapthealth.com